As filed with the Securities and Exchange Commission on December 19, 1997
                                          Registration No. 333-

               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                            FORM S-8

                     Registration Statement
                            Under the
                     Securities Act of 1933

                     Micron Electronics, Inc.
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      (Exact Name of Registrant as Specified in Its Charter)


          Minnesota                            41-1404301
-------------------------------         --------------------------
(State or Other Jurisdiction of              (I.R.S. Employer
Incorporation or Organization)              Identification No.)


               900 East Karcher Road, Nampa, Idaho     83687
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            (Address of Principal Executive Offices)   (Zip Code)


                      1995 Stock Option Plan
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                     (Full Title of the Plan)

                        Joseph M. Daltoso
        Chairman of the Board and Chief Executive Officer
                    Micron Electronics, Inc.
                      900 East Karcher Road
                       Nampa, Idaho  83687
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            (Name and Address of Agent for Service)


                          (208) 898-3434
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  (Telephone Number, Including Area Code, of Agent for Service)

                 CALCULATION OF REGISTRATION FEE
==================================================================
                            Proposed      Proposed
 Title of                   Maximum       Maximum
Securities     Amount      Offering      Aggregate     Amount of
  to be        to be         Price        Offering    Registration
Registered   Registered     Per Share       Price           Fee
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Common Stock 5,000,000(1)  $9.1875(2)  $45,937,500(2)  $13,552(3)
$.01 par value
==================================================================

(1) Represents an increase in the number of shares reserved for issuance under the Company's 1995 Stock Option Plan.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the filing fee on the basis of $9.1875 per share, which is the average of the high and low prices of the Common Stock reported on The Nasdaq Stock Market on December 17, 1997.

(3)  Fee calculated pursuant to Section 6(b) of the Securities
     Act of 1933, as amended. This amount equals 0.000295 multiplied by the proposed maximum offering price.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     There are hereby incorporated by reference herein the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended August 28, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     2. Amendment Nos. 1 and 2, dated September 8, 1997 and October 1, 1997, respectively, to the Company's Current Report on Form 8-
K filed August 4, 1997 pursuant to Section 13(a) of the 1934 Act.

     3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed August
16, 1989 pursuant to Section 12(g) of the 1934 Act. (File No. 0-
17932).

     All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors or Officers.

     Section 302A.521 of the Minnesota Business Corporation Act authorizes a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article IX of the Company's Bylaws provides for indemnification of its directors, officers, employees and other agents to the extent permitted by the Minnesota Business Corporation Act. The Company has entered into indemnification agreements with its officers and directors which provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Minnesota Business Corporation Act.

     In addition, pursuant to an underwriting agreement between the Registrant and the underwriters of its February 1997 public offering of Common Stock, certain officers and directors of the Registrant are indemnified by the underwriters against certain losses arising under the Securities Act of 1933, as amended.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

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

Item 8.  Exhibits.

Exhibit
Number         Description
-------   --------------------------------------------------------
4.1       1995 Stock Option Plan of the Registrant, as amended.

4.2       Articles of Incorporation of the Registrant, as amended
          (incorporated herein by reference to the Registrant's
          Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 1995).

4.3 Bylaws of the Registrant, as amended (incorporated herein by reference to the Registrant's Annual
          Report on Form 10-K for the fiscal year ended August
          28, 1997).

5.1       Opinion of Fenwick & West LLP.

23.1      Consent of Coopers & Lybrand L.L.P.

23.2      Consent of Fenwick & West LLP (contained in Exhibit 5.1).

24.1      Power of Attorney (included on signature page).

Item 9.   Undertakings.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs
(1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any actions, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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


                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nampa, State of Idaho, on this 19th day of December, 1997.

                              MICRON ELECTRONICS, INC.

                              By:  /s/ T. Erik Oaas
                                   -------------------------------
                                   T. Erik Oaas
                                   Executive Vice President,
                                   Finance and Chief Financial
                                   Officer

                        POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph M.
Daltoso and T. Erik Oaas, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


   Signature                   Title                   Date
-------------------------  ------------------------  ------------------
/s/  Steven R. Appleton    Director                  December 18, 1997
-------------------------
Steven R. Appleton

/s/  Joseph M. Daltoso     Chairman of the Board     December 18, 1997
-------------------------  and Chief Executive
Joseph M. Daltoso          Officer

/s/  Jerry M. Hess         Director                  December 18, 1997
-------------------------
Jerry M. Hess

                           Director                  December 18, 1997
-------------------------
Robert A. Lothrop

/s/  T. Erik Oaas          Executive Vice President, December 18, 1997
-------------------------  Finance and Chief
T. Erik Oaas               Financial Officer
                           (Principal Financial and
                           Accounting Officer) and
                           Director

/s/ John R. Simplot        Director                  December 18, 1997
-------------------------
John R. Simplot

/s/  Gregory D. Stevenson  President and Chief       December 18, 1997
-------------------------  Operating Officer and
Gregory D. Stevenson       Director

/s/ Robert F. Subia        Chairman of the Board,    December 18, 1997
-------------------------  Chief Executive Officer
Robert F. Subia            and President of Micron
                           Custom Manufacturing
                           Services, Inc. (a wholly-
                           owned subsidiary) and
                           Director


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